Exhibit 15.1

Immutep Limited

Level 12, 95 Pitt Street

Sydney NSW 2000

Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F- 3 (No. 333-234208) of Immutep Limited of our report dated October 25, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 25, 2021

  PricewaterhouseCoopers, ABN 52 780 433 757

  One International Towers Sydney, Watermans Quay, Barangaroo, GPO BOX 2650, SYDNEY NSW 2001

  T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au

  Level 11, 1PSQ, 169 Macquarie Street, Parramatta NSW 2150, PO Box 1155 Parramatta NSW 2124

  T: +61 2 9659 2476, F: +61 2 8266 9999, www.pwc.com.au